UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 30, 2004

                                Ramp Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             0-24768                                     84-1123311
    (Commission File Number)                          (I.R.S. Employer
                                                   Identification Number)


                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)

         33 Maiden Lane, New York, NY                        10038
   (Address of Principal Executive Offices)                (Zip Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement



         On December 30, 2004, HealthRamp, Inc., a wholly owned subsidiary of Ramp Corporation (the "Company"), entered into a Master Services Agreement dated as of December 28, 2004 (the "Services Agreement"), with McNeil Consumer & Specialty Pharmaceuticals Division of McNeil-PPC, Inc. ("McNeil"). The Services Agreement provides for the Company to conduct a six (6) month pilot program on behalf of McNeil to provide certain information, through its CarePoint Companion program, to certain physicians. McNeil will pay $100,000 to the Company for the pilot program, after which McNeil has the option of retaining exclusivity for the CarePoint Companion program within the Attention Deficit Hyperactivity Disorder drug category, so long as McNeil meets performance thresholds in terms of advertising revenues to the Company and if the Company and McNeil otherwise agree on the terms of the extension.



                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 4, 2005.

                                            RAMP CORPORATION


                                            /s/ Andrew Brown
                                            -------------------------------
                                             By:    Andrew Brown
                                            Its:    Chief Executive Officer
Dated: January 4, 2005